Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

NEW CREDIT AGREEMENT

Agreement offers more favorable terms and extends maturity

to mid-2018

Also retires $1.1 million of convertible loan notes at 43% discount

STAMFORD, Conn., May 7, 2013 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company today announced it has executed a new $70 million, five-year credit agreement with more favorable terms and extended maturity to mid-2018.

“Our strengthening financial performance, driven by our evolving advisory services and recurring revenue business model, has allowed us to take advantage of the favorable  environment in the capital markets to lower our mandatory principal payments and borrowing costs over the life of the credit facility while enhancing our operational flexibility,” stated Michael P. Connors, Chairman and CEO of ISG. “Coupled with a reduction in our overall debt by nearly $10 million since mid-March of 2012, the enhanced terms under the new credit facility will result in lower principal and interest payments and provide for an extension of our debt maturity to mid-2018. This will benefit our cash flow and earnings per share in the coming years and provide us with additional flexibility with respect to growth opportunities and shareholder-enhancing initiatives.”

The new senior secured credit facility, arranged by Bank of America, is comprised of a $45 million term loan facility and a $25 million revolving credit facility.  Interest rate spreads will range between 2.0%-3.5% over LIBOR in the new credit facility depending on the Company’s leverage ratio compared to a fixed interest rate spread of 3.5% over LIBOR under its previous credit facility.  ISG borrowed $55 million at closing to refinance its existing debt.

ISG also retired $1.144 million or 18% of Convertible Notes outstanding at a 45% discount ($650K to pay off $1.144 million). As such the Company will book a non-operating gain of approximately $0.5 million in the second quarter.  This gain will be offset by an approximately $0.6 million noncash charge associated with the early retirement of the existing term loan.

Detailed information regarding the credit agreement is included in the company’s Form 8-K filed today with the SEC.

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About Information Services Group, Inc.

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving approximately 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience of global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 800 employees and operates in 21 countries. For additional information, visit www.isg-one.com.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.